Execution Version

FIRST AMENDMENT TO FIRST LIEN

CREDIT AGREEMENT AND REAFFIRMATION

This FIRST AMENDMENT TO FIRST LIEN CREDIT AGREEMENT AND REAFFIRMATION (this “Amendment”) is entered into as of January 21, 2015, by and among THE STANDARD REGISTER COMPANY (the “New Borrower”), an Ohio corporation with its chief executive office and principal place of business at 600 Albany Street, Dayton, Ohio 45417, STANDARD REGISTER INTERNATIONAL, INC., an Ohio corporation, STANDARD REGISTER TECHNOLOGIES, INC., an Ohio corporation, IMEDCONSENT, LLC, a Delaware limited liability company, and STANDARD REGISTER OF PUERTO RICO INC., a Delaware corporation formerly known as WorkflowOne of Puerto Rico Inc., the Lenders party hereto and SILVER POINT FINANCE, LLC, as administrative agent (in such capacity, “Administrative Agent”).

RECITALS:

A.

Reference is hereby made to that certain First Lien Credit Agreement dated as of August 1, 2013 (as heretofore amended, restated, supplemented, or otherwise modified, the “Credit Agreement”), among the New Borrower, the Subsidiary Guarantors, the Lenders party thereto from time to time, Administrative Agent.

B.

The New Borrower has requested that the Administrative Agent and Lenders amend the Credit Agreement as set forth herein.

C.

The Administrative Agent and the Required Lenders are willing, on the terms and subject to the conditions set forth herein, to consent to the amendments to the terms of the Credit Agreement provided for herein (as so amended, the “Amended Credit Agreement”).

Accordingly, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01      Terms Generally.  The terms defined herein shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall;” and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  All references herein to Articles, Sections, Annexes and Schedules shall be deemed references to Articles and Sections of, and Annexes and Schedules to, this Amendment unless the context shall otherwise require.  This Agreement shall be a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 1.02      Defined Terms.  Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

ARTICLE II

AMENDMENTS

SECTION 2.01     Credit Agreement Amendments.  The New Borrower, the Subsidiary Guarantors and the Required Lenders under the Credit Agreement agree to the following amendments of the Credit Agreement:

(a)

Section 1.1 of the Credit Agreement is hereby amended by deleting clause (iv) of the definition of “Net Cash Proceeds” and substituting the word “[Reserved]” therefor.

(b)

Section 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Deferred Net Cash Proceeds” in its entirety.

(c)

Section 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Reinvestment Period” in its entirety.

(d)

Section 3.1.1 of the Credit Agreement is amended by amending and restating clause (c) thereof in its entirety to read as follows:

“On each occasion that a Prepayment Event occurs, the New Borrower shall, within one (1) Business Day after the occurrence of a Debt Incurrence Prepayment Event and within five (5) Business Days after the occurrence of any other Prepayment Event, prepay, in accordance with Section 3.1.2 below, the principal amount of Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event. If all or substantially all of the Capital Securities of any Credit Party are sold or any Credit Party is sold as a going concern on any date, the sale proceeds shall be allocated as follows: (x) that portion of the sale proceeds equal to the aggregate value of “Accounts” and “Cost” of “Inventory” (in each case, as defined in the ABL Credit Agreement as at the date hereof) shall be allocated to the ABL Collateral (as defined in the ABL/Term Loan Intercreditor Agreement) of the Credit Parties so sold and shall be deemed to be proceeds thereof and (y) the balance of sale proceeds shall be allocated to the Collateral of the Credit Parties so sold and shall be deemed to be proceeds thereof and applied pursuant to the foregoing sentence. Notwithstanding the foregoing, in the event of a Casualty Event occurring with respect to the ABL Collateral (as defined in the ABL/Term Loan Intercreditor Agreement), the insurance proceeds thereof shall be applied to the ABL Obligations (as defined in the ABL/Term Loan Intercreditor Agreement) to the extent required under the Intercreditor Agreements and subsequent to the Discharge of ABL Obligations (as defined in the ABL/Term Loan Intercreditor Agreement), shall be applied in accordance with this Section 3.1.1(c).”

(e)

Section 7.2.17 of the Credit Agreement is hereby amended by (i) deleting the column heading “Fiscal Quarter Ending” appearing in each table in subsections (a), (b) and (c) thereof and substituting the column heading “Period Ending” in lieu thereof and (ii) deleting the Period Ending date of “December 31, 2014” appearing in each of said subsections (a), (b) and (c) of Section 7.2.17 and substituting the date “February 27, 2015” in each such case therefor.  The parties hereto hereby agree that all references to “Fiscal Quarter” in the Loan Documents with respect to or corresponding to the Period Ending February 27, 2015 (including in the definitions of Total Leverage Ratio and Fixed Charge Coverage Ratio) shall mean the trailing twelve month period ending on such date.

SECTION 2.02 Reservation of Rights.  Nothing in this Amendment is intended to or shall be construed to constitute (except as expressly set forth herein) (i) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, (ii) a waiver of, or consent to, any breach of, or any Event of Default under, the Credit Agreement (including any breach of Section 8.1.3 or Section 8.1.5 of the Credit Agreement), or any other Loan Document, or (iii) a waiver, release or limitation upon the exercise by Administrative Agent or any Lender of any of its rights, legal or equitable, under the Credit Agreement, the other Loan Documents and applicable law, all of which are hereby reserved.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce the other parties hereto to enter into this Amendment, each Credit Party hereby represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

SECTION 3.01

     Binding Obligation.  This Amendment has been duly executed and delivered by each Credit Party and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 3.02      Authorization.  The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of each Credit Party.

SECTION 3.03      No Conflict.  The execution, delivery and performance by the Credit Parties of this Amendment do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to either Borrower or any Subsidiary Guarantor, (ii) any of the Organic Documents of either Borrower or any Subsidiary Guarantor, or (iii) any order, judgment or decree of any court or other agency of government binding on either Borrower or any Subsidiary Guarantor; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract of either Borrower or any Subsidiary Guarantor except, in the case of clauses (a)(i), (a)(iii) and (b), to the extent such violation, conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of either Borrower or any Subsidiary Guarantor (other than Permitted Liens); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract of either Borrower or any Subsidiary Guarantor, except for such approvals or consents that have been obtained and that are still in force and effect and except for any such approvals or consents the failure of which to obtain will not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04      Credit Agreement and Loan Document Representations and Warranties.  After giving effect to the transactions contemplated hereunder, the representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent (i) any such representation or warranty is qualified as to “materiality” or “Material Adverse Effect,” in which case it is true and correct in all respects and (ii) such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of such earlier date; provided that all representations and warranties that specifically relate to the Closing Date are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date hereof to the same extent as though made on and as of the date hereof (and all references to “Closing Date” shall be deemed to mean the date hereof for purposes of that representation or warranty).

SECTION 3.05      No Default.  No Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or will result from the entry by any Credit Party into or performance by such Credit Party of its obligations under this Amendment.

SECTION 3.06      Jurisdiction of Organization.  Each Credit Party is in good standing under the laws of its jurisdiction of organization.

ARTICLE IV
CONDITIONS TO EFFECTIVENESS OF AMENDMENTS; AGREEMENTS OF BORROWERS

SECTION 4.01      Conditions.  Effectiveness of the amendments set forth in Article II shall be subject to the satisfaction (or waiver in writing) of the following conditions precedent (the date on which all such conditions precedent have been satisfied, the “Amendment Effective Date”):

(a)

Execution of Amendment.  The Administrative Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the signatures of each Credit Party, the Administrative Agent and the Required Lenders.

(b)

Organic Documents; Incumbency.  The Administrative Agent shall have received (i) a copy of each Organic Document of each Credit Party and, to the extent applicable, certified as of the Amendment Effective Date or a recent date prior thereto by the appropriate Governmental Authority; (ii) signature and incumbency certificates of the officers of such Person executing this Amendment; and (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment.

(c)

Amendments to Other Documents.  The Administrative Agent shall have received a copy of a fully executed First Amendment and Reaffirmation of the Second Lien Credit Agreement, which but for the effectiveness of this Amendment, shall be in full force and effect.  No Default or Event of Default shall have occurred and be continuing on the date hereof.

(d)

Reserved.

(e)

Fees.  The Administrative Agent shall have received (i) payment of all fees and other amounts due and payable on or prior to the Amendment Effective Date and (ii) to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the New Borrower hereunder or under any other Loan Document, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(f)

No Litigation.  There shall not exist any action, suit, investigation or litigation, pending in any court or before any arbitrator or Governmental Authority that seeks to enjoin the transactions contemplated hereunder (including Schedule A hereto).

SECTION 4.02  Borrower Covenants and Agreements.

(a)

To the extent necessary, the New Borrower hereby provides its prior written approval under Section 4.3 of that certain Stockholders Agreement dated August 1, 2013, by and among, the New Borrower and certain shareholders party thereto, to any actions, consents, waivers or agreements hereafter taken, given or entered into, directly or indirectly by, including without limitation any proposals from or with, any of the Lenders or the Administrative Agent and their respective Affiliates (and directly or indirectly commonly controlled or managed investment funds), in each case, in any capacity.  The parties hereto acknowledge and agree that such Affiliates (and directly or indirectly commonly controlled or managed investment funds) are intended to be and shall be third party beneficiaries of this Section 4.02(a), entitled to rely on and to enforce the provisions hereof as though a party hereto.

(b)

Following the Amendment Effective Date, the New Borrower shall cooperate in good faith with the Administrative Agent to review the New Borrower’s directors’ and officers’ insurance coverage.  In the event such coverage is not acceptable to the Administrative Agent, the New Borrower will use reasonable best efforts to obtain new additional coverage or to modify existing coverage, in either case satisfactory to the Administrative Agent.

(c)

The New Borrower hereby agrees and covenants to the Lenders and the Administrative Agent as follows:

(i)

All amounts currently deposited in New Borrower’s Account No. 4427234060 at Bank of America, N.A. (the “Cash Collateral Account”) as of the date hereof, which proceeds had constituted Deferred Net Cash Proceeds and Term Loan Priority Collateral being held pursuant to the provisions of Section 3.1.1(c) of the Credit Agreement before giving effect to this Amendment, shall (i) continue to be held in such account and shall constitute Collateral securing the Obligations, and (ii) not be withdrawn, spent or committed to or otherwise applied to any expenditure, repayment of any Indebtedness or capital investment by any Credit Party without the Administrative Agent’s prior written consent.  The provisions of Section 3.1 of the Credit Agreement to the contrary notwithstanding, all Net Cash Proceeds realized by any Credit Party on or after the Amendment Effective Date in connection with an Asset Sale Prepayment Event or a Casualty Event (in each case, excluding proceeds of ABL Priority Collateral) shall be promptly deposited by New Borrower to the Cash Collateral Account to be held as additional security for the Obligations and shall not be required to be applied to the repayment of the Loans absent the occurrence of an Event of Default (after giving effect to this Amendment).

(ii)

The New Borrower shall keep Administrative Agent timely informed of all proposed modifications to the ABL Credit Agreement and the status of any negotiations with the ABL Lenders relating thereto.  The Administrative Agent shall receive a copy of any amendment to the ABL Credit Agreement, certified by the New Borrower as being a true, correct and complete copy thereof, which ABL Credit Agreement amendment shall be in form and substance reasonably satisfactory to Administrative Agent.

Failure to accomplish any of the items or tasks set forth in this Section 4.02 on the date and as otherwise specified shall constitute an immediate Event of Default under the Credit Agreement.

ARTICLE V
REAFFIRMATION, RELEASE AND CONSENT

Each Credit Party hereby acknowledges that it has read this Amendment and consents to the terms hereof and further hereby affirms, confirms, represents, warrants and agrees that (a) notwithstanding the effectiveness of this Amendment, the obligations of such Credit Party under each of the Loan Documents to which it is a party shall not be impaired and each of the Loan Documents to which such Credit Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, in each case, as amended hereby; (b) after giving effect to this Amendment, (i) neither the amendment of the Credit Agreement (by this Amendment) nor the execution, delivery and performance of this Amendment or any other Loan Document shall impair the validity, effectiveness or priority of the Liens granted pursuant to the Security Documents (as in effect immediately prior to the date hereof, the “Existing Collateral Documents”) and such Liens shall continue unimpaired with the same priority to secure repayment of all the Obligations, whether heretofore or hereafter incurred, and (ii) in the case of any Subsidiary Guarantor, its Subsidiary Guaranty, as and to the extent provided therein, shall continue in full force and effect in respect of the Obligations under the Credit Agreement, this Amendment and the other Loan Documents; (c) neither the modification of the Credit Agreement (by this Amendment) nor the execution, delivery, performance or effectiveness of this Amendment requires any new filings be made or other actions taken to perfect or maintain the perfection of such Liens; and (d) the position of the Lenders with respect to such Liens, the Collateral (as defined in the Collateral Documents) in which a security interest was granted pursuant to the Security Documents, and the ability of the Administrative Agent to realize upon such Liens pursuant to the terms of the Security Documents have not been adversely affected in any material respect by modification of the Credit Agreement effectuated pursuant to this Amendment or by the execution, delivery, performance or effectiveness of this Amendment.

In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, and except for the Administrative Agent’s and Lenders’ express obligations under the Loan Documents yet to be performed in accordance with the terms thereof, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Administrative Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known as of the date of this Amendment, both at law and in equity, which any Credit Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in each case for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Each Credit Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Each Credit Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

ARTICLE VI
MISCELLANEOUS

SECTION 6.01     Notices.  All notices hereunder shall be given in accordance with the provisions of Section 10.2 of the Amended Credit Agreement.

SECTION 6.02      Effect of This Agreement.  On and after the Amendment Effective Date, each reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Amended Credit Agreement.  Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances.  This Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.  Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Lender, the Administrative Agent, any other Secured Party or any Credit Party under the Credit Agreement, the Amended Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

SECTION 6.03      Fees and Expenses.  In furtherance of, and not in limitation of, Section 10.3 of the Amended Credit Agreement, the New Borrower agrees to pay all reasonable out-of-pocket expenses hereafter or heretofore incurred by the Administrative Agent in connection with the events underlying, and the preparation, negotiation, execution and delivery of, this Amendment and the transactions contemplated hereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and Lenders, including Skadden, Arps, Slate, Meagher & Flom LLP and any local counsel to the Administrative Agent.

SECTION 6.04      Counterparts.  This Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Amendment by facsimile or other customary means of electronic transmission, including by PDF file, shall be as effective as delivery of a manually signed counterpart of this Amendment.

SECTION 6.05      APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.06      WAIVER OF JURY TRIAL.  THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER OR THE BORROWER IN CONNECTION THEREWITH. THE BORROWER ACKNOWLEDGES AND

AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS.

SECTION 6.07      CONSENT TO JURISDICTION.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION (ACTING AT THE WRITTEN DIRECTION OF THE REQUIRED LENDERS), IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION  10.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 6.08      Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to First Lien Credit Agreement and Reaffirmation to be duly executed by their respective authorized officers as of the date and year first above written.

New Borrower: THE STANDARD REGISTER COMPANY, an Ohio corporation By: /s/ Joseph P. Morgan, Jr. Name: Joseph P. Morgan, Jr. Title: President and Chief Executive Officer
Subsidiary Guarantors:
STANDARD REGISTER INTERNATIONAL, INC., an Ohio corporation By: /s/ Joseph P. Morgan, Jr. Name: Joseph P. Morgan, Jr. Title: President
STANDARD REGISTER TECHNOLOGIES, INC., an Ohio corporation By: /s/ Joseph P. Morgan, Jr. Name: Joseph P. Morgan, Jr. Title: President
IMEDCONSENT, LLC, a Delaware limited liability company By: /s/ Joseph P. Morgan, Jr. Name: Joseph P. Morgan, Jr. Title: President
STANDARD REGISTER OF PUERTO RICO INC., a Delaware corporation By: /s/ Joseph P. Morgan, Jr. Name: Joseph P. Morgan, Jr. Title: President

Signature Page First Amendment to First Lien Term Loan Agreement

Standard Register

Agent: SILVER POINT FINANCE, LLC, as Administrative Agent By: /s/ Michael A. Gatto Name: Michael A. Gatto Title: Authorized Signatory
Lenders:
SPCP GROUP, LLC By: /s/ Michael A. Gatto Name: Michael A. Gatto Title: Authorized Signatory
SPF CDO I, LTD. By: /s/ Michael A. Gatto Name: Michael A. Gatto Title: Authorized Signatory
SPCP GROUP III LLC By: /s/ Michael A. Gatto Name: Michael A. Gatto Title: Authorized Signatory